EXHIBIT 10.8

FORM OF SERIES A ADDITIONAL INVESTMENT RIGHT WARRANT

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

THE WET SEAL, INC.

SERIES A ADDITIONAL INVESTMENT RIGHT WARRANT

Series A Additional Investment Right Warrant –No.:

Principal Amount of Additional Notes:

Date of Issuance:         , 2005 (“Issuance Date”)

The Wet Seal, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, the receipt and sufficiency of which are hereby acknowledged, [S.A.C. CAPITAL ASSOCIATES, LLC][OTHER BUYERS], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after the date hereof, but not after 11:59 P.M., New York Time, on the Expiration Date (as defined below), up to a total of $            1, in principal amount of Additional Series A Notes (as defined in the Securities Purchase Agreement (as defined below)). Except as otherwise defined herein, capitalized terms in this Additional Investment Right Warrant shall have the meanings set forth in Section 12 or in that certain Securities Purchase Agreement, dated as of November 9, 2004, by and among the Company and the buyers referred to therein, including the Holder (the “Securities Purchase Agreement”). This Series A Additional Investment Right Warrant (including all Series A Additional Investment Right Warrants issued in exchange, transfer or replacement hereof, each an “AIR” and collectively, the “AIRs”) is one of the Additional Investment Right Warrants (as defined in the Securities Purchase Agreement) issued pursuant to Section 1 of the Securities Purchase Agreement.

[1]	Insert an amount up to the amount set forth opposite such Buyer's name in column 4 of the Schedule of Buyers set forth in the Securities Purchase Agreement.

1. EXERCISE OF AIR.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof, this AIR may be exercised by the Holder hereof in amounts equal to at least 10% of the Principal Amount of Additional Notes set forth in the heading hereto (or the entire remaining, unexercised portion of this AIR if less) on any day beginning after the date hereof and ending on and including the date which is _____ 2 (the “Expiration Date”), in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of such Holder’s election to exercise this AIR and (ii) payment to the Company of an amount equal to $1.00 for each $1.00 of principal amount of Additional Series A Notes as to which this AIR is being exercised (the “Exercise Price”) in cash or wire transfer of immediately available funds. The date the Exercise Notice and the Exercise Price are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder of this AIR shall not be required to deliver the original AIR in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Additional Series A Notes shall have the same effect as cancellation of the original AIR and issuance of a new AIR evidencing the right to purchase the remaining principal amount of Additional Series A Notes. On or before the first Business Day following the Exercise Date, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Notice and the Exercise Price to the Holder hereof. On or before the third Business Day following the Exercise Date, the Company shall issue and deliver to the address as specified in the Exercise Notice an Additional Series A Note, for the account of such Buyer as such Buyer shall instruct, in the principal amount as to which the Holder of this AIR is entitled pursuant to such exercise. On the Exercise Date, the Holder of this AIR shall be deemed for all corporate purposes to have become the Holder of record of the Additional Series A Note with respect to which this AIR has been exercised, irrespective of the date of delivery of such Additional Note. Upon surrender of this AIR to the Company following one or more partial exercises, the Company shall as soon as practicable and in no event later than three Business Days after receipt of the AIR and at its own expense, issue a new AIR (in accordance with Section 4(d)) representing the right to purchase the principal amount of Additional Series [A][B] Notes purchasable immediately prior to such exercise under this AIR, less the principal amount of Additional Series A Notes with respect to which this AIR is exercised. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Additional Series A Notes upon exercise of this AIR.

(b) Company’s Failure to Timely Deliver Additional Notes. If the Company shall fail for any reason or for no reason to issue or cause to be issued to the Holder within three (3) Business Days of the Exercise Date, Additional Notes, the Company shall pay as additional damages in cash to such Holder on each day after such third Business Day that the issuance of such Additional Notes is not timely effected an amount equal to 1.5% of the principal amount of the Additional Notes into which this AIR is exercisable.

(c) Absolute and Unconditional Obligation. The Company’s obligations to issue and deliver Additional Notes in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the

[2]	Insert for Series A Additional Investment Right Warrants five years from Issuance Date.

Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Additional Notes upon exercise of the AIR as required pursuant to the terms hereof.

(d) Forced Exercise By Company.

(i) Notwithstanding the foregoing, if at any time from and after the             3 and prior to the thirty-six month anniversary of the Issuance Date, the Conditions to Forced Exercise (as defined below) shall have been satisfied on each day during the period commencing on the Forced Exercise Notice Date and ending on the Forced Exercise Date (each, as defined below), the Company shall have the right to require the Holder to exercise all or a portion of this AIR as designated in the Forced Exercise Notice (as defined below) into Series A Additional Notes in accordance with Section 1(a) hereof at the Forced Exercise Price (as defined below) as of the Forced Exercise Date (as defined below) (a “Forced Exercise”). The Company may exercise its right to require exercise under this Section 1(d) by delivering within not more than two (2) Trading Days following the end of the applicable Measuring Period (as defined below) a written notice thereof by facsimile and overnight courier to all, but not less than all, of the holders of AIRs and the Transfer Agent (the “Forced Exercise Notice” and the date all of the holders received such notice by facsimile is referred to as the “Forced Exercise Notice Date”). The Forced Exercise Notice shall be irrevocable. The Company shall make a public announcement with respect to the Forced Exercise Notice on the Forced Exercise Notice Date. The Forced Exercise Notice shall state (i) the Business Day selected for the Forced Exercise, which Business Day shall be at least twenty (20) Business Days but not more than forty (40) Business Days following the Forced Exercise Notice Date (the “Forced Exercise Date”), and (ii) the amount of Additional Series A Notes for which such Forced Exercise shall be applicable. Upon a Forced Exercise, the Holder shall be deemed to have delivered an Exercise Notice pursuant to Section 1(a) and the Holder shall be deemed to have delivered the Exercise Delivery Documents as provided in Section 1(a) on the Forced Exercise Notice Date.

(ii) If the Company elects to cause a Forced Exercise of any portion of this AIR pursuant to Section 1(d)(i), then it must simultaneously take the same action in the same proportion with respect to the other Series A Additional Investment Rights Warrants which provide for the Company’s right to a Forced Exercise. If the Company has elected a Forced Exercise, the mechanics of exercise set forth in Section 1(a) shall apply, to the extent applicable, as if the Company had received from the Holder on the Forced Exercise Date the Exercise Delivery Documents.

(iii) For purposes of this Section 1(d), the following definitions shall apply:

(A) “Conditions to Forced Exercise” means that each of the following conditions have been met: (i) on each day during the period beginning three (3)

[3]	Insert for Series A Additional Investment Right Warrants six months from Issuance Date.

months prior to the applicable Forced Exercise Date (such period, the “Measuring Period”), either (x) the Registration Statement filed pursuant to the Registration Rights Agreement shall be effective and available for the resale of all remaining Registrable Securities in accordance with the terms of the Registration Rights Agreement and there shall not have been any Grace Periods (each as defined in the Registration Rights Agreement) or (y) all shares of Common Stock issuable upon conversion of the Series A Additional Notes shall be eligible for sale under Rule 144(k); (ii) on each day during the Measuring Period, the Class A Common Stock is designated for quotation on the Principal Market and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than one (1) day and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the minimum listing maintenance requirements of such exchange or market; (iii) during the Measuring Period, the Company shall not have failed to timely make any payments within five (5) Business Days of when such payment is due pursuant to any Notes and any other Transaction Documents; (iv) during the Measuring Period, there shall not have occurred either (A) the public announcement of a pending, proposed or intended Fundamental Transaction (as defined in the Notes) which has not been abandoned, terminated or consummated or (B) an Event of Default under the Notes or an event that with the passage of time or giving of notice would constitute an Event of Default under the SPA Securities; (v) the Company shall have no knowledge of any fact that would cause any one of the following: (vi) the Registration Statements required pursuant to the Registration Rights Agreement not to be effective and available for the resale of all remaining Registrable Securities in accordance with the terms of the Registration Rights Agreement or (y) any shares of Class A Common Stock issuable upon conversion of the SPA Securities not to be eligible for sale without restriction pursuant to Rule 144(k) and any applicable state securities laws; and (vii) the Company otherwise shall have been in material compliance with and shall not have materially breached any provision, covenant, representation or warranty of any Transaction Document.

2. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or through any Fundamental Transaction, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this AIR, and will at all times in good faith carry out all the provisions of this AIR and take all action as may be required to protect the rights of the Holder of this AIR.

3. REISSUANCE OF AIRS.

(a) Transfer of AIR. If this AIR is to be transferred, the Holder shall surrender this AIR to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder of this AIR a new AIR (in accordance with Section 3(d)), registered as the Holder of this AIR may request, representing the right to purchase the principal amount of Additional Notes being transferred by the Holder and, if less then the total number of Additional Notes then underlying this AIR is being transferred, a new AIR (in accordance with Section 3(d)) to the Holder of this AIR representing the right to purchase the principal amount of Additional Notes not being transferred.

(b) Lost, Stolen or Mutilated AIR. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this AIR, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder of this AIR to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this AIR, the Company shall execute and deliver to the Holder a new AIR (in accordance with Section 3(d)) representing the right to purchase the principal amount of Additional Notes then underlying this AIR.

(c) AIR Exchangeable for Multiple AIRs. This AIR is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new AIR or AIR (in accordance with Section 3(d)) representing in the aggregate the right to purchase the principal amount of Additional Notes then underlying this AIR, and each such new AIR will represent the right to purchase such principal amount of such Additional Notes as is designated by the Holder of this AIR at the time of such surrender.

(d) Issuance of New AIR. Whenever the Company is required to issue a new AIR pursuant to the terms of this AIR, such new AIR (i) shall be of like tenor with this AIR, (ii) shall represent, as indicated on the face of such new AIR, the right to purchase the principal amount of Additional Notes then underlying this AIR (or in the case of a new AIR being issued pursuant to Section 4(a) or Section 4(c), the principal amount of Additional Notes designated by the Holder of this AIR which, when added to the principal amount of Additional Notes underlying the other new AIR issued in connection with such issuance, does not exceed the principal amount of Additional Notes then underlying this AIR), (iii) shall have an issuance date, as indicated on the face of such new AIR which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this AIR.

4. COVENANTS. Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York Time, on the second Business Day following each Exercise Date, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the exercise of this AIR in the form required by the 1934 Act. On the Exercise Date, the Company shall inform any exercising Holder whether or not the representations and warranties of the Company set forth in the Securities Purchase Agreement are true and correct as of such Exercise Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents (as defined in the Securities Purchase Agreement) to be performed, satisfied or complied with by the Company at or prior to such Exercise Date.

5. NOTICES. Whenever notice is required to be given under this AIR, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder of this AIR with prompt written notice of all actions taken pursuant to this AIR, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder of this AIR at least fifteen days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grants, issues or sales of any Options (as defined in the Additional Notes), Convertible Securities (as defined in the

Additional Notes) or rights to purchase stock, warrants, securities or other property to Holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

6. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this AIR may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders; provided that no such action may increase the exercise price of any AIRs or decrease the principal amount of Additional Notes obtainable upon exercise of any AIRs without the written consent of the Holder of this AIR. No such amendment shall be effective to the extent that it applies to less than all of the Holders of the AIRs then outstanding.

7. GOVERNING LAW. This AIR shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this AIR shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

8. CONSTRUCTION; HEADINGS. This AIR shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this AIR are for convenience of reference and shall not form part of, or affect the interpretation of, this AIR.

9. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this AIR shall be cumulative and in addition to all other remedies available under this AIR, the Securities Purchase Agreement and the other Transaction Documents (as defined in the Securities Purchase Agreement), at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder of this AIR to pursue actual damages for any failure by the Company to comply with the terms of this AIR. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder of this AIR and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder of this AIR shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

10. TRANSFER. This AIR may be offered for sale, sold, transferred or assigned without the consent of the Company.

11. CERTAIN DEFINITIONS. For purposes of this AIR, the following terms shall have the following meanings:

(a) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(b) “Common Stock” means (i) the Company’s common stock, par value $0.10 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

(c) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(d) “Registration Rights Agreement” means that certain registration rights agreement dated as of the Closing Date (as defined in the Securities Purchase Agreement) by and among the Company and the Purchasers.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this AIR to be duly executed as of the Issuance Date set out above.

THE WET SEAL, INC.

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

ADDITIONAL INVESTMENT RIGHT WARRANTY

THE WET SEAL, INC.

To:	Wet Seal

The undersigned is the holder of Series A Additional Investment Right Warrant No.              (the “AIR”) issued by The Wet Seal, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the AIR.

1. The AIR is currently exercisable to purchase a total of $             principal amount of Additional Series A Notes.

2. The undersigned holder hereby exercises its right to purchase $             principal amount of Additional Series A Notes pursuant to the AIR.

3. The holder shall pay the sum of $                                 to the Company in accordance with the terms of the AIR.

4. Pursuant to this exercise, the Company shall deliver to the holder $             principal amount of Additional Series A Notes in accordance with the terms of the AIR.

5. Following this exercise, the AIR shall be exercisable to purchase a total of $             principal amount of Additional Series A Notes.

Please issue the Additional Series A Notes in the following name and to the following address:

Issue to:

Date: ,

Name of Registered Holder

By:
Name:
Title:

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of AIR]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                  the right represented by the within AIR to purchase $             principal amount of Additional Series A Notes of The Wet Seal, Inc. to which the within AIR relates and appoints                                  attorney to transfer said right on the books of The Wet Seal, Inc. with full power of substitution in the premises.

Dated:                             ,

(Signature must conform in all respects to name of holder as specified on the face of the AIR)

Address of Transferee

In the presence of: